Exhibit 99.1

Poly Shield Technologies Inc. OTC:BB SHPR

FOR IMMEDIATE RELEASE
January 18, 2013

Poly Shield Technologies Inc. OTC:BB SHPR Acquires Fuel Desalination Technology
Patent pending Innovative “Bio Scrubber” Supports Fuel Cost Reduction Efforts

[Boca Raton, Fl.] – Poly Shield Technologies Inc. SHPR OTC:BB announces completion of the technology rights acquisition for a desalination “bio scrubber” designed to remove alkali metal from fuel in efforts to protect gas turbines from high temperature corrosion. The technology has recently been installed on active ships within the cruise line industry and has displayed excellent results. The technology contains innovative processes that are patent pending in the U.S. and Europe.*

This technology has proven to be extremely economical and cost reducing both operationally and for the interval expense of gas turbine engine service. The technology has a worldwide application that is not limited to the maritime industry and is capable of being installed during normal vessel operation without the need to use expensive dry dock time.

CEO Mitchell Miller commented, “The addition of this technology will open new segments of our current markets and compliment the Poly Shield Technologies Inc. product line in a very significant way.”

For more information on the acquisition please refer to Poly Shield Technologies Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2013.

About Poly Shield Technologies Inc.

Poly Shield Technologies Inc. is a marketing company with a focus on the research and development of state of the art technologies that synergistically compliment or expand the sphere of Poly Shield Technologies’ product solutions. Technologies that are commercially viable in a diverse range of industrial sectors capable of delivering environmental solutions with applications worldwide.

For further information about Poly Shield Technologies Inc. please visit the company’s website at http://www.polyshieldtechnologies.com.

On behalf of the Board of Directors

Mitchell Miller CEO

Forward Looking Statements
This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that Poly Shield Technologies Inc. expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in Poly Shield Technologies Inc.’s Quarterly and Annual Reports filed with the United States Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should any of Poly Shield Technologies Inc.'s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Poly Shield Technologies Inc.'s forward-looking statements. Except as required by law, Poly Shield Technologies Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange has reviewed nor accepts responsibility for the adequacy or accuracy of this release.  Investors are advised to carefully review the reports and documents that Poly Shield Technologies Inc. files from time with time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE Poly Shield Technologies Inc.

* To wit: U.S. Patent application, patent pending, filed by the Inventor on May 13, 2010. Application No.: 12/779,385, a continuation of Patent application No: PCT/US2008/083713, entitled “IN-LINE SYSTEM FOR DE-SALTING FUEL OIL SUPPLIED TO GAS TURBINE ENGINES”, and Europe, to wit:  European Patent and/or European Patent application, patent pending, filed by the Inventor on November 16, 2008, Application No.: WO2009065095A1, with a Publication Date of September 1, 2010, and a Publication Number of: EP2222381A1, entitled “SYSTÈME EN LIGNE DE DESSALEMENT DU CARBURANT SERVANT À ALIMENTER DES MOTEURS À TURBINE À GAZ” or in English translation “IN-LINE SYSTEM FOR DE-SALTING FUEL OIL SUPPLIED TO GAS TURBINE ENGINES”.